       As filed with the Securities and Exchange Commission on June 27, 1995
                               Registration No. 33-_________
____________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                                 _______________
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 _______________

                                   PAGES, INC.
             (Exact name of registrant as specified in its charter)
                                 _______________

          Delaware                                34-1297143
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)



     801 94th Avenue No.
     St. Petersburg, Florida                                            33702
     (Address of principal executive offices)                         (Zip Code)
                                   PAGES, INC.
                   STOCK OPTIONS GRANTED TO EMPLOYEES PURSUANT
                        TO WRITTEN COMPENSATION CONTRACTS
                            (Full title of the plan)
                                 _______________

                               RICHARD A. STIMMEL
                                    President
                                   Pages, Inc.
                               801 94th Avenue No.
                          St. Petersburg, Florida 33702
                                 (813) 578-3300
            (Name, address and telephone number of agent for service)
                                 _______________

                                    Copies to
                           Philip M. Shasteen, Esquire
               Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A.
                       100 North Tampa Street, Suite 1800
                              Tampa, Florida  33602
                                 _______________

                         Calculation Of Registration Fees
   Title of                    Proposed       Proposed      Amount of
  Securities   Amount to be     Maximum       Maximum     Registration
    to be       Registered1    Offering      Aggregate         Fee
  Registered                   Price Per      Offering
                                Share2         Price2
Common   Stock   2,014,532      $11.00       $3,078,849      $1,064
$.01 par value

1In addition, Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers additional shares of $.01 par value Common
Stock which become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares outstanding.

2Estimated solely for the purpose of computing the amount of the registration fee under Rule 457(h)(1), based on the price at which the options to purchase 1,974,157 shares of Common Stock may be exercised and the closing price of 40,375 shares of the Registrant's Common Stock on the NASDAQ National Market on June 20, 1995, as reported in the Wall Street Journal.

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The Reoffer Prospectus contains the information required by Part I of Form S-3 with respect to reoffers and resales of shares of Common Stock acquired pursuant to the exercise of options granted by the Company pursuant to written compensation contracts.

      The information required by Items 1 and 2 of Part I of Form S-8 are not filed with the Commission as permitted by the note to Part 1 of Form S-8.


                               REOFFER PROSPECTUS


     The material which follows, up to but not including the page beginning Part II of this Registration Statement, constitutes a prospectus, prepared on Form S-3, in accordance with General Instruction C to Form S-8, to be used in connection with resales by affiliates of the Registrant, as defined in Rule 405, of Common Stock acquired upon the exercise of stock options granted to the Company's employees pursuant to written compensation contracts and resales of restricted Common Stock acquired pursuant to the exercise of stock options granted to the Company's employees pursuant to written compensation contracts.

                                                              REOFFER PROSPECTUS



                                2,014,532 SHARES
                                  COMMON STOCK
                                ($.01 Par Value)


                                   PAGES, INC.

                            ________________________


      This Reoffer Prospectus ("Prospectus") relates to the offering by Pages, Inc. (the "Company") and the subsequent resale by the individuals named under "Selling Stockholders" of up to 2,014,157 shares of the Company's common stock $.01 par value (the "Common Stock"), purchasable pursuant to written option agreements (the "Option Agreements") and 40,375 shares of Common Stock which have been issued pursuant to the exercise of Option Agreements. As of June 23,
1995, 1,974,157 shares of Common Stock were subject to Option Agreements and 40,375 shares of common stock had been issued pursuant to the exercise of options granted under the Option Agreements. The Company will not receive any proceeds from the sale of such shares.
                            ________________________

      Investment  in  the  shares  involves  material  risks.   See  "Investment
Considerations."
                            ________________________

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ________________________

       No person is authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. The delivery of this Prospectus at any time does not imply that the information herein is correct as of the time subsequent to the date hereof. The expenses of preparing and filing the Registration Statement of which this Prospectus is a part are being borne by the Company.

                            ________________________


                  The date of this Prospectus is June 26, 1995

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), including Sections 14(a) and 14(c) relating to proxy and information statements, and in accordance therewith files reports and other information with the Securities and Exchange Commission ("Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the
Commission at 450 Fifth Street N.W., Room 1024, Washington, D.C., 20549; 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661; and 7 World Trade Center, Suite 1300, New York, New York, 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street N.W., Washington, D.C., 20549 at prescribed rates. The Company's Common Stock is traded on the NASDAQ National Market under the NASDAQ symbol "PAGZ." Reports, proxy and information statements may be inspected at the NASDAQ offices, 1735 K Street Northwest, Washington, D.C., 20006.

      The Company furnishes annual reports to its shareholders which include audited financial statements. The Company may furnish quarterly financial statements to shareholders and such other reports as may be authorized, from time to time, by the Board of Directors.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

      Certain  documents have been incorporated by reference into the  Company's
Section 10(a) prospectus, either in whole or in part, in this Prospectus. The Company will provide without charge (i) to each person to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference (not including exhibits to the information unless such exhibits are specifically incorporated by reference into the information), and (ii) documents and information required to be delivered to the Company's employees pursuant to Rule 428(b). Requests for such information shall be addressed to the Company at 801 94th Avenue No., St. Petersburg, Florida 33702, telephone (813) 578-3300.

     The following documents are incorporated by reference into this Prospectus: the Company's Annual Report on Form 10-K for the year ended December 31, 1994, filed pursuant to Section 13(a) or 15(d) of the Exchange Act; the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1995, filed pursuant to Section 13(a) of the Exchange Act; and the description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A filed by the Company to register such securities under Section 12 of the Exchange Act. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this Prospectus.

                                  INTRODUCTION

      Operating principally through wholly-owned subsidiaries, the Company engages in the leisure - based children's literature and incentive/recognition awards businesses. School Book Fairs, Inc. (together with related subsidiaries, "School Book Fairs"), which the Company acquired in 1992, publishes and distributes children's literature throughout the United States, Canada (other than Quebec), the United Kingdom and Ireland. The Company's children's literature segment accounted for 68% of the Company's revenues in 1994. Clyde
A. Short Company ("CA Short"), which the Company acquired in 1990, creates, markets, and administers safety, sales incentive, service recognition, and holiday gift awards programs for businesses. The Company markets its awards programs throughout the United States; however, its customer base is concentrated in the Southeastern United States. The Company's incentive/recognition award segment accounted for 32% of the Company's revenues in 1994.

      The Company's principal executive offices are located at 801 94th Avenue No., St. Petersburg, Florida 33702, and its telephone number is (813) 578-3300. The Company's Common Stock is traded on the NASDAQ National Market under the symbol "PAGZ."

                            INVESTMENT CONSIDERATIONS

      Prospective investors should consider carefully the following factors, among others, in connection with an investment in the shares.

      Continuing Control of the Company by Management. The Company's executive officers and directors currently own 1,136,681 shares (or 23.54% of the currently issued and outstanding shares of Common Stock) and collectively hold outstanding options to purchase an additional 1,889,657 shares of Common Stock (including options to purchase 8,000 shares of Common Stock which are not exercisable within the next 60 days). If the executive officers and directors would exercise all of such options after the date of this Prospectus, their holdings would represent approximately 45.04% of the issued and outstanding shares of Common Stock. As a result of their holdings, the Company's executive officers and directors currently exert, and are likely to continue to exert, significant control over the Company.

      Shares Eligible for Future Sale; Outstanding Options. Offers to sell substantial numbers of shares of Common Stock in the public market following the date of this Prospectus could adversely affect the market price of the Common Stock. The Company has outstanding 4,829,208 shares of Common Stock (exclusive of 298,713 shares held in treasury). In addition, the Company has outstanding options and a warrant to purchase 2,612,964 (of which, the 1,974,157 shares of Common Stock underlying Option Agreements covered by this Prospectus are a part) and 250,000 shares of Common Stock, respectively. Of the shares of Common Stock that will be outstanding if all shares covered by this prospectus are sold, 5,700,652 shares of Common Stock will be freely tradable without restriction or limitation under the Securities Act of 1933, as amended (the "Securities Act"). The Company also has in effect with the Securities and Exchange Commission (the "Commission") a registration statement that registers 187,500 shares of Common Stock to be acquired upon exercise of options which have been or may be granted under the Company's 1993 Incentive Stock Option Plan (the "1993 Stock Option Plan"). As a result of such registration, shares of Common Stock acquired pursuant to the 1993 Stock Option Plan will be freely tradable under the Securities Act except for any shares acquired by an affiliate of the Company. To date, options to purchase 110,400 shares of Common Stock under the 1993 Stock Option Plan are outstanding and are held by employees of the Company. The holders of 130,094 shares of Common Stock purchased from the Company in a private placement have been granted registration rights. In addition, upon the filing of the Registration Statement of which this Prospectus is a part, 1,974,157 of the shares of Common Stock underlying such options and 40,375 shares of Common Stock previously issued pursuant to the exercise of Option Agreements will be freely tradable.

     Shares Available for Issuance. The Company has 12,529,441 shares of Common Stock (including 298,713 shares held in treasury) and 300,000 undesignated shares of Preferred Stock that will be authorized, unreserved, and available for issuance. The Board of Directors, without any further action by the Company's shareholders, is authorized to issue shares of Common Stock and to designate and issue shares of Preferred Stock in such series as it deems appropriate and to establish the rights, preferences, and privileges of such shares of Preferred Stock, including dividend and liquidation rights. No class of shares of
Preferred Stock is currently designated and there is no current plan to designate or issue any shares of Preferred Stock. However, the ability of the Board of Directors to issue shares of Common Stock and to designate and issue shares of Preferred Stock having preferential rights could impede or deter an unsolicited tender offer or takeover proposal regarding the Company, and the designation and issuance of additional shares of Preferred Stock having preferential rights could adversely affect the rights of the holders of shares of Common Stock.

      Potential IRS Assessment. During the Spring of 1993, the Company was advised that the Internal Revenue Service ("IRS") may assess additional income taxes in connection with the examination of the tax returns of School Book Fairs ("SBF") and its affiliates for the fiscal years ending July 31, 1989, 1990 and 1991. In June, 1993, the Company recorded a $2 million adjustment to its purchase price allocation of SBF assets, which increased the cost in excess of assets acquired (i.e. goodwill), and recorded a corresponding increase in accrued tax liabilities and related costs. The IRS has notified the Company that the significant issues being examined relate to the transfer of assets between related companies during fiscal 1989, interest imputed on intercompany accounts during fiscal 1989, 1990 and 1991 and rent deductions taken on certain rental properties in fiscal 1989, 1990 and 1991.

     In December 1994, the IRS notified the Company of its preliminary intent to make adjustments to taxable income related to these issues. If the notice of proposed adjustments becomes a final assessment and the assessment is ultimately sustained, it could generate a tax liability of as much as approximately $5.2 million, exclusive of interest and penalties. The Company believes the IRS' position regarding the proposed adjustments to taxable income for the value of assets transferred and related impact on intercompany interest is substantially overstated. Accordingly, although no formal assessment has been received from the IRS, the Company intends to vigorously defend its position against such proposed adjustments, including litigation, if necessary. The Company is unable to determine the ultimate outcome of this uncertainty and accordingly, has not provided for any additional amounts in excess of the $2 million relating to its proposed assessment in its fiscal 1994 financial statements.

     Competition. The Company's children's literature and incentive/recognition awards businesses are highly competitive. Many of the Company's competitors are significantly larger and better capitalized than the Company.

      Seasonality. The Company's children's literature business is highly seasonal, with almost all of its revenues recorded between the months of
September   and   May   when   most  book  fairs  are   held.    The   Company's
incentive/recognition awards business is also highly seasonal, with approximately one-half of its revenues and most of its profits recorded in the months of November through January. As a result, the Company's working capital requirements are highest during November and December when the combination of receivables and inventory are at peak levels, and the Company typically experiences losses in its second and third quarters.

      Fluctuations of Currency Exchange Rates. The Company obtains financing primarily in U.S. dollars, but generates revenues and incurs expenses in its
Canadian and United Kingdom operations in foreign currencies. Therefore, the Company's operations and earnings are affected by currency exchange rate fluctuations. While the Company may consider entering into transactions to hedge the risk of exchange rate fluctuations, there can be no assurance that, if the Company decides to enter into such transactions, they will be successful.

      Possible Volatility of Share Price. The stock market in recent years has experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of companies. These broad fluctuations may adversely affect the market price of the shares of Common Stock.

      Class Action. On February 28, 1995, John Minnick d/b/a Minnick Capital Management filed a class action suit in the United States District Court, Middle District of Florida, Tampa Division on behalf of all persons who sold Company Common Stock between 11:49 a.m., January 9, 1995 and January 16, 1995, against the Company and corporate officers S. Robert Davis, Richard A. Stimmel and Charles A. Davis, alleging that those defendants violated Section 10(b) of the Exchange Act and Rule 10b-5 thereunder by selectively disclosing only adverse information while in possession of material non-public positive information about the Company during the period between January 9 and January 16, 1995. The action seeks class certification, a judgment declaring the conduct to be in violation of the law, an award of unspecified damages and interest, costs attorneys' fees and expert witness fees and costs along with such other further relief as the court deems proper or just. The Company and the other defendants deny any wrongdoing and intend to vigorously defend the action.

                              SELLING STOCKHOLDERS

      This Prospectus relates to possible sales by directors, officers, and employees ("Selling Stockholders") who are affiliates of the Company of an aggregate of up to 1,974,157 shares of Common Stock they may acquire through exercise of options granted under Option Agreements and 40,375 shares of Common

Stock issued by the Company prior to the date of this Prospectus pursuant to the exercise of options granted under Option Agreements. The price at which shares of Common Stock may be purchased upon the exercise of options granted under Option Agreements was based on the mean between the bid and ask prices of the
Common Stock on the date of grant and varies from $.80 per share to $11.00 per share. The following table lists the names of the affiliates of the Company eligible to resell shares of Common Stock acquired pursuant to the exercise of options granted under the Option Agreements, and the amount of common stock available to be resold, whether or not such persons have a present intent to do so. One non-affiliate of the Company not listed in the following table holds 375 shares of Common Stock issued under one of the Option Agreements. Such unnamed non-affiliate may use this Prospectus for reoffers and resales of such shares. The Company will receive the proceeds from option exercises but will not receive any of the proceeds from the sale of the shares of Common Stock covered by this Prospectus.

                                         Amount of       Beneficial Ownership
                       Beneficial      Common Stock         After Sale(3)
                     Ownership Prior  Available to be      Number        %of
Name                  to Offering(1)     Resold(2)       of Shares    Class(4)


S. Robert Davis,           1,276,572(5)     577,057(6)      699,515    12.94%
 Chairman
Richard A. Stimmel,          838,159(7)     733,307         104,852     1.88%
 President,
 Treasurer,
 and Director
Charles R. Davis,            641,348(8)     581,168          60,180     1.11%
 Executive Vice
 President,
 Secretary,
 and Director
Randall J. Asmo,              37,625         28,125           9,500         *
 Vice President

__________
*Less than 1%

(1) Represents sole voting and investment power unless otherwise indicated. Beneficial Ownership prior to offering includes all currently outstanding options, whether presently exercisable or to become exercisable from time to time in the future except that in accordance with Rule 13(d)-3(d) promulgated under the Exchange Act, each Selling Stockholder disclaims beneficial ownership of all shares which such Selling Stockholder does not have the right to acquire within 60 days after the date of this Prospectus. All options granted under Option Agreements are presently exercisable.

(2) Assumes the exercise of all currently outstanding options granted under Option Agreements.

(3) Assumes the sale of all shares of Common Stock issued pursuant to the exercise of options granted under Option Agreements and available to be resold hereunder.

(4) Based on 4,829,208 shares of Common Stock outstanding as of June 23, 1995, plus, as to each person listed, that portion of the unissued shares of Common Stock subject to outstanding options which may be exercised by such person.

(5) Includes 11,000 shares owned by Mr. Davis' wife as to which Mr. Davis disclaims beneficial ownership and includes 537,057 shares of unissued Common Stock and 40,000 shares of Common Stock covered by this Prospectus. Does not include Common Stock owned by American Home Building Corporation as to which Mr. Davis could be deemed to have beneficial ownership. See Note (8).

(6) Includes 40,000 shares of restricted Common Stock issued to Mr. Davis upon his exercise of Option Agreements.

(7) Includes 733,307 shares of unissued Common Stock covered by this Prospectus. Does not include Common Stock owned by American Home Building Corporation as to which Mr. Stimmel could be deemed to have beneficial ownership. See Note (8).

(8) Includes 781 shares owned by Mr. Davis' wife and 3,874 shares owned by Mr. Davis' children as to which Mr. Davis disclaims beneficial ownership and includes 581,168 shares of unissued Common Stock covered by this Prospectus. Does not include Common Shares owned by American Home Building Corporation as to which Mr. Davis could be deemed to have beneficial ownership. American Home Building Corporation is a private corporation owned equally by S. Robert Davis, Charles R. Davis, and Richard A. Stimmel. Therefore, 54,687 of the 164,062 shares of Common Stock owned by American Home Building Corporation could be attributed to each of Messrs. Davis, Davis, and Stimmel. Accordingly, S. Robert Davis could be deemed the beneficial owner of 1,331,259 shares of Common Stock, Richard A. Stimmel could be deemed the beneficial owner of 892,846 shares of Common Stock, and Charles R. Davis could be deemed the beneficial owner of 696,035 shares of Common Stock.

                                 METHOD OF SALE

      Sales of the Shares offered by this Prospectus will be made on the NASDAQ National Market, where the Company's Common Stock is listed for trading, or in other markets where the Company's Common Stock may be traded, or in negotiated transactions. Sales will be at prices determined when the sales take place. Sales may involve payment of normal brokers' commissions by Selling Stockholders. Sales to dealers are expected to be at the normal dealer's market price. Such brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and their commissions or discounts and other compensation may be regarded as underwriters' compensation. There is no present plan of distribution.

      The Selling Stockholders will pay all applicable stock transfer taxes and brokerage commissions, discounts, fees and expenses applicable to their sale of Shares. The Company has or will bear the expenses of the registration of the shares with the Commission, including the filing and registration fees and the Company's accounting and legal fees in connection therewith.

                     SEC POSITION REGARDING INDEMNIFICATION

      The Company's Certificate of Incorporation provides for indemnification of officers and directors, among other things, in instances in which they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company and in which, with respect to criminal proceedings, they had no reasonable cause to believe their conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company under the provisions described above, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

                                     EXPERTS

The consolidated financial statements and schedule of the Company as of December 31, 1994 and for the year then ended, incorporated by reference in this Prospectus and elsewhere in the Registration Statement from the Company's Annual Report on Form 10-K for the year ended December 31, 1994, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a potential income tax assessment by the Internal Revenue Service), and have been incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements and schedule of the Company, except for the combined financial statements of Great British Book Fairs Inc. and School Book Fairs Limited, wholly-owned subsidiaries as of December 31, 1993 and for the year then ended and the ten months ended December 31, 1992, incorporated by reference in this Prospectus and elsewhere in the Registration Statement from the Company's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Hausser + Taylor, independent accountants, as set forth in their report included therein and incorporated herein by reference, and have been incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined financial statements of Great British Book Fairs Inc. and School Book Fairs Limited, wholly-owned subsidiaries of the Company as of December 31, 1993 and for the year then ended and the period from May 20, 1992 to December 31, 1992, not separately incorporated by reference in this Prospectus and elsewhere in the Registration Statement but used in the preparation of the Company's consolidated financial statements and the combined financial statements of School Book Fairs, Inc. and affiliates, have been audited by Arthur Andersen, independent chartered accountants, as set forth in their report included therein and incorporated herein by reference, and have been incorporated by reference in reliance upon the report of such firms given upon their authority as experts in accounting and auditing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

      The Registrant hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

      (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

      (b) The Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1995, filed pursuant to Section 13(a) of the Exchange Act;

      (c) The description of the Registrant's Common Stock which is included in Registrant's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission pursuant to Section 12 of the Exchange Act; and

     (d) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Registrant's fiscal year covered by the registrant's Annual Report on Form 10K for the year ended December 31, 1994.

      All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold at the time of such amendment will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.   Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation law provides, inter alia, that under specified circumstances a corporation shall have the power to indemnify any person who is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by reason  of  the fact that such person is or was a director, officer, employee or agent of the corporation, against expenses, attorneys' fees, judgments, fines and settlements. Article X of the Registrant's Certificate of Incorporation provides that the Registrant shall indemnify any director, officer, employee or agent of the Registrant to the fullest extent authorized by the Delaware General Corporation law, as the same exists or may thereafter be amended, against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. In addition, consistent with Section 102 of the Delaware General Corporation law, the Registrant's Certificate of Incorporation limits the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for certain breaches of fiduciary duty. The Registrant maintains director and officer liability insurance which would provide coverage against certain securities law liabilities.

Item 7.   Exemption from Registration Claimed.

      This Registration Statement includes a total of 40,375 shares of Common Stock issued to two employees upon their exercise of options granted under Option Agreements. Such shares were issued in reliance upon Section 4(2) of the Securities Act.

Item 8.   Exhibits.

     Reference is made to the Exhibit Index.

Item 9.   Undertakings.

      (a) The Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the plan.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on this 26th day of June, 1995.



                                   PAGES, INC.


                                   By:  /s/ Richard A. Stimmel
                                        Richard A. Stimmel, President


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on June 26, 1995.

Signature                          Title


/s/ S. Robert Davis*______         Chairman of the Board, Assistant Secretary,
S. Robert Davis                    and Director


/s/ Richard A. Stimmel____         President, Treasurer, and Director (Principal
Richard A. Stimmel                 Executive and Financial and Accounting
                                   Officer)


Charles R. Davis*_________         Executive Vice President, Secretary, and
Charles R. Davis                   Director


/s/ Juan Sotos, M.D.*_____         Director
Juan Sotos, M.D.


/s/ Robert Tierney*_______         Director
Robert Tierney

                    *By: /s/ Richard A. Stimmel
                       Richard A. Stimmel
                       (Attorney in Fact)

                                  EXHIBIT INDEX

Exhibit No.    Exhibit

   4.1         Certificate of Incorporation of the Company dated October 5,
               1994.1

   4.2         Bylaws of the Company.1

   5           Opinion of Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A.
               (including Consent).

   15          Not applicable.

   23.1        Consent of Deloitte & Touche, LLP.

   23.2 Consent of Hausser + Taylor, independent certified public accountants.

   23.3        Consent of Arthur Andersen.

   23.4 Consent of Johnson Blakely Pope Bokor Ruppel & Burns, P.A.(included in Exhibit 5.)

   24          Power of Attorney.

   28          Not applicable.

   Additional Exhibits

   99.1        Form of typical Written Compensation Contract


1Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, File Number 0-10475, filed in Washington, D.C.

                                                           FILE NO. 33869.92359

                                  June 26, 1995



Pages, Inc.
801 94th Avenue North
St. Petersburg, FL  33702

     Re:  Pages, Inc. - Registration Statement on Form S-8

Gentlemen:

      We have acted as counsel to Pages, Inc., a Delaware corporation (the "Company") in connection with the preparation and filing of a Registration Statement (the "Registration Statement") on Form S-8 covering the issuance by the Company of shares of Common Stock pursuant to written compensation contracts and the reoffer and resale of such shares, filed on June 26, 1995, with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933 (the "Act").

      In rendering the opinion expressed herein, we have examined the following documents and instruments:

       1. The Registration Statement, the exhibits filed or to be filed in connection therewith, and the form of Reoffer Prospectus contained therein;

      2.  The Company's Certificate of Incorporation;

      3.  The Company's Bylaws, as amended; and

      4.  Samples of the written compensation contracts referred to above.

      In addition, we have obtained from public officials and from officers of the Company and examined originals or copies, identified to our satisfaction, of such other certificates, agreements, and other assurances as we considered necessary for the purposes of rendering the opinion hereinafter expressed.

      We have also consulted with officers and directors of the Company and have obtained such representations with respect to matters of fact as we have deemed necessary or advisable for purposes of rendering the opinion hereinafter expressed; we have not necessarily independently verified the factual statements made to us in connection therewith, nor the veracity of such representations, but we have no reason to doubt their truth or accuracy.

      Based on the foregoing, it is our opinion that:

      After the Registration Statement is effective and when the applicable provisions of the "blue sky" or other state securities laws shall have been complied with, the Company's securities covered by the Registration Statement, when issued and sold in accordance with the terms of the Registration Statement, upon receipt of payment therefor, will constitute legally issued securities of the Company, fully paid and nonassessable.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference of this law firm in the Reoffer Prospectus under the heading "Legal Matters." In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                   Very truly yours,



                                   JOHNSON, BLAKELY, POPE,
                                   BOKOR, RUPPEL & BURNS, P.A.

PMS/mda
24702

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of PAGES, Inc. on Form S-8 of our report dated March 29, 1995 (which includes an explanatory paragraph referring to a potential income tax assessment by the Internal Revenue Service), appearing in the Annual Report on Form 10-K of PAGES, Inc. for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.
                            Deloitte & Touche



Tampa, FL
June 26, 1995


                               EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the registration of common shares related to stock options granted to certain employees of Pages, Inc. and in the related Prospectus of our report dated March 25, 1994 with respect to the consolidated financial statements and schedule of Pages, Inc. as of December 31, 1993 and for the year ended December 31, 1993 and the ten months ended December 31, 1992 incorporated by reference in the Prospectus and elsewhere in the Registration Statement from the Pages, Inc. Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to our Firm under the heading "Experts" in the Prospectus.


                                    HAUSSER + TAYLOR

Columbus, Ohio
June 22, 1995



                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


To the Board of Pages, Inc.

As independent chartered accountants, we hereby consent to the inclusion by reference to our report dated 23 March 1994 on our audit of the combined financial statements of Great British Book Fairs, Inc., and School Book Fairs Limited for the year ended 31 December 1993, and the period from 20 May 1992 to 31 December 1992, which were consolidated into the financial statements of Pages, Inc., which report is incorporated by reference in the Pages, Inc., Annual Report on Form 10-K referred to in the Registration Statement of Form S-8 pertaining to the registration of common shares by Pages, Inc., and in the related Reoffer Prospectus, which is a part of the Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in the Prospectus.

Arthur Anderson
Chartered Accountants and Registered Auditors

1 Surrey Street
London
WC2R 2PS


21 June 1995

                         EXHIBIT 23.3

                           ISSUER'S POWER OF ATTORNEY

      We, the undersigned directors and officers of PAGES, INC. ("the Company"), and each of us do hereby constitute and appoint Richard A. Stimmel and S. Robert Davis, or either of them, our true and lawful attorneys and agents to sign a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission, and to do any and all acts and things and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with such Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) thereto; and we do hereby ratify and confirm all that the said attorneys and agents shall do or cause to be done by virtue of this power of attorney.

      Executed below by the following persons in the capacities and on the dates indicated:

Signature                     Title                    Date

/S/ S. ROBERT DAVIS
__________________________    Chairman of the Board    June 26, 1995
S. Robert Davis               of Directors (Principal
                              Executive Officer),
                              Director

/S/ RICHARD A. STIMMEL
__________________________    President,  Treasurer,   June  26,1995
Richard A. Stimmel            and Director (Principal
                              Financial Officer and
                              Principal Accounting
                              Officer)

/S/ CHARLES R. DAVIS
__________________________    Director                 June 26, 1995
Charles R. Davis

/S/ JUAN F. SOTOS, M.D.
__________________________    Director                 June 26, 1995
Juan F. Sotos, M.D.

/S/ ROBERT J . TIERNERY
__________________________    Director                 June 26, 1995
Robert J. Tierney


0011086.01